EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Kaydon Corporation:

         As independent public accountants, we hereby consent to this incorporation by reference in the Registration Statement on Form S-8 of our report dated January 21, 1999, included in Kaydon Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


/S/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP

Grand Rapids, MI
June 22, 1999